Exhibit 99.1

NeuroMetrix Reports Q3 2015 Financial Results and Highlights

•	Approximately 4,500 Quell® Devices Shipped, Up 73% Compared to Q2 2015
•	DPNCheck® Shipments at Three Year High of Nearly 40,000 Biosensors
•	Revenue Up 44% to $2.1 Million Compared to Q3 2014

WALTHAM, Mass., --(BUSINESS WIRE)-- NeuroMetrix, Inc. (Nasdaq: NURO), today reported financial and business highlights for the quarter ended September 30, 2015.

The Company operates in two markets - wearable therapeutic technology and point-of-care diagnostic tests. Its newest product is Quell, an over-the-counter wearable therapeutic device for chronic pain that was launched during the second quarter of 2015. Its point-of-care neuropathy test, DPNCheck, provides accurate and cost-effective screening, diagnosis and monitoring of peripheral neuropathies including diabetic peripheral neuropathy.

Third quarter highlights:

•	Quell shipments totaled approximately 4,500 devices and 5,500 electrode packages with a total invoiced value of $985,000. This was an increase from 2,600 devices and 2,700 electrode packages with a total invoiced value of $602,000 in Q2 2015. Devices shipped grew 73%, electrode packages shipped increased about two times, and the total invoiced value of shipments was up 63% on a sequential quarter basis.
•	Quell distribution was expanded from direct-to-consumer via www.quellrelief.com and through physician dispensing, to now include Amazon, QVC and Hammacher Schlemmer catalog sales.
•	An Android app for Quell providing a real-time therapy dashboard, and therapy and sleep tracking was released and made available in Google Play.
•	Results of a Quell post-market clinical study were presented at the scientific session of the PAINWeek conference in September. The study reported 60-day follow-up data for 88 subjects with various forms of chronic pain. The key findings were that 81% of subjects reported improvement in their chronic pain and 67% reported a reduction in use of pain medications.
•	Quell is sold under terms providing a money-back guarantee. The Company anticipates a return rate in the range of 20%. The return rate during Q3 2015 was 11.0%.
•	Quell was featured in several TV, social and print media including Good Morning America on ABC, and multiple regional news shows.
•	DPNCheck shipments reached a three-year high of 39,500 biosensors during Q3 2015 compared to 28,500 biosensors in Q2 2015 and 35,800 biosensors in Q3 2014.

Business Outlook:

The Company has initiatives underway to expand Quell distribution through existing and new retail channels, potentially involving mass merchandisers, chain drug stores and shopping clubs. While all major retailers have annual product display cycles that limit their flexibility to stock new products, the Company believes there may be opportunities to engage new Quell distribution channels in 2016.

The Company’s DPNCheck marketing partner in Asia, Omron Healthcare, launched a new pricing initiative in Japan to incentivize adoption. Omron is also managing the DPNCheck regulatory process in China with the expectation of approval during 2016. Either or both of these initiatives could have a meaningful effect on DPNCheck shipments and revenue in 2016.

“We followed a strong Quell launch in the second quarter with compelling growth in the third quarter,” said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “Our objective is to expand the availability of Quell to consumers suffering from chronic pain. Our recent success with QVC and Amazon, and the market response to Quell TV, print and online coverage, is encouraging. We believe this product is beginning to tap a large market opportunity and has the potential for exciting growth.”

Financial Results:

The Company reported its financial results for Q3 2015. Total revenues were $2.1 million versus $1.4 million for Q3 2014, an increase of 44%. In addition, approximately $0.7 million in deferred revenue related to Quell shipments was recorded in the balance sheet at the end of Q3 2015. Gross margin was 45.5 percent of total revenues, reduced from 55.2 percent in Q3 2014, reflecting a higher weighting of lower margin Quell devices as the Company builds its installed base. Operating expenses increased to $4.3 million compared to $2.8 million in Q3 2014, reflecting Quell marketing and promotion. The Company recorded a non-cash credit of $0.2 million at September 30, 2015 for the revaluation at fair value of outstanding common stock warrants compared to a $0.6 million revaluation credit at September 30, 2014. Net loss was $3.2 million, or $0.26 per share. This compared to a net loss of $1.5 million for Q3 2014, or $0.19 per share. NeuroMetrix reported Q3 2015 net cash usage of $3.5 million and ended the period with cash and cash equivalents of $9.1 million.

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, October 22, 2015 at 8:00 a.m., Eastern Time. To access the call in the United States, dial 877-280-4953 and use the confirmation code 87413752. Internationally, the conference call may be accessed by dialing 857-244-7310 and using the same confirmation code. The call will also be webcast and will be accessible from the Company's website at http://www.NeuroMetrix.com under the "Investor Relations" tab. A replay of the conference call will be available starting two hours after the call by dialing 888-286-8010, domestically and 617-801-6888, internationally. The confirmation code to access the replay is 53455816. The replay will be available for two weeks after the conference call.

About NeuroMetrix

NeuroMetrix is an innovative health-care company that develops wearable medical technology and point-of-care tests that help patients and physicians better manage chronic pain, nerve diseases, and sleep disorders. The company is located in Waltham, Massachusetts and was founded as a spinoff from the Harvard-MIT Division of Health Sciences and Technology in 1996. For more information, please visit http://www.NeuroMetrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations regarding the business, as well as events that could have a meaningful impact on the company’s revenues. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, estimates of future performance, and the ability to successfully develop, receive regulatory clearance, commercialize and achieve market acceptance for any products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

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Source: NeuroMetrix, Inc.

Thomas T. Higgins

SVP and Chief Financial Officer

781-314-2761

neurometrix.ir@neurometrix.com

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NeuroMetrix, Inc.

Condensed Statements of Operations

(Unaudited)

	Quarters Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Revenues	$2,054,432	$1,427,828	$4,562,379	4,103,135
Cost of revenues	1,119,186	639,025	2,351,479	1,909,443
Gross profit	935,246	788,803	2,210,900	2,193,692
Operating expenses:
Research and development	940,794	945,349	2,825,589	3,273,900
Sales and marketing	1,965,627	537,785	5,183,595	1,678,665
General and administrative	1,386,170	1,310,012	4,157,082	3,605,047
Total operating expenses	4,292,591	2,793,146	12,166,266	8,557,612

Loss from operations	(3,357,345)	(2,004,343)	(9,955,366)	(6,363,920)
Interest income	1,761	1,336	3,350	3,362
Other expense	-	(23,256)	-	(50,874)
Warrants fair value adjustment	151,806	564,550	3,473,804	1,554,411

Net loss	$(3,203,778)	$(1,461,713)	$(6,478,212)	$(4,857,021)

Net loss per share applicable to common stock, basic and diluted	$(0.26)	$(0.19)	$(1.02)	$(1.18)

Condensed Balance Sheets

(Unaudited)

	September 30, 2015	December 31, 2014

Cash and cash equivalents	$9,116,806	$9,221,985
Other current assets	2,852,590	1,868,140
Noncurrent assets	959,408	312,105
Total assets	$12,928,804	$11,402,230

Deferred revenue, current	$692,244	$25,048
Other current liabilities	2,845,566	2,673,100
Noncurrent liabilities:
Common stock warrants	890,105	5,307,332
Other	10,433	9,635
Stockholders’ equity	8,490,456	3,387,115
Total liabilities and stockholders’ equity	$12,928,804	$11,402,230

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